UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 30, 2010

BLACK HAWK EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51988	27-0670160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1174 Manito Drive NW, PO Box 363, Fox Island, WA		98333
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		253-973-7135

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement

On June 18, 2010 we entered into a securities purchase agreement with certain investors for the purchase an aggregate of 16,000,000 shares of our stock offered in a Prospectus at a price of $0.22 per share.  Pursuant to the terms of the agreement, the investors were to acquire all 16,000,000 shares of our common stock if the following conditions were met:

●	the delivery of certain closing documents including a legal opinion on the validity on the shares being issued and a final copy of this Prospectus;
●	the SEC declaring the effectiveness of this post effective amendment to our Form S-1; and
●	there being no material adverse effect in our operations.

On July 30, 2010, we terminated the securities purchase agreement, pursuant to the terms of the agreement.  There are no ongoing obligations or costs to the company or the investors as a result of this termination.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated June 18, 2010(1)

(1)	Included as an exhibit to our Registration Statement on Post Effective Amendment #1 to Form S-1 filed on June 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HAWK EXPLORATION, INC.

/s/ Kevin M. Murphy
Kevin Murphy
President

Date: August 5, 2010